EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Neogen Corporation on Form S-8 of our report dated July 26, 2002, appearing in the Annual Report on Form 10-K of Neogen Corporation for the year ended May 31, 2002.

December 2, 2002
                                                        Deloitte & Touche LLP
Detroit, Michigan